Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Filing of Restructuring Plan Supplement

CALGARY, ALBERTA, December 31, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) today announced that the Company and its subsidiaries have filed with the Court of Queen’s Bench of Alberta (the “Court”) a supplement (the “Plan Supplement”) to its previously-filed plan of compromise and arrangement under the Companies’ Creditors Arrangement Act (“CCAA”), together with an amended and restated plan of compromise and arrangement (as amended, the “Plan”) giving effect to certain amendments referred to in the Plan Supplement.  The Plan Supplement supplements the Plan by providing further information regarding the rights, privileges, restrictions and conditions that will be attached to each class of equity securities to be issued by the Company and its subsidiary, Lone Pine Resources Canada Ltd. (“LPR Canada”) pursuant to the Plan; a description of certain shareholder protections and other provisions, including drag-along, tag-along, pre-emptive, registration and piggy-back rights, to be included in the constating documents of the Company and LPR Canada upon implementation of the Plan; a draft of the Court order to be sought by the Company sanctioning and approving the Plan; and a description of certain proposed amendments to the Plan providing for, among other things, a potential, conditional cash distribution to holders of the existing common stock of Lone Pine (“Existing Common Shares”).  A copy of the amended and restated Plan is included as a schedule to the Plan Supplement.

The amended and restated Plan provides for a potential, conditional cash distribution to holders of Existing Common Shares if certain conditions are satisfied.  Such cash distribution, if available, relates to the potential recovery by the Company, on behalf of LPR Canada, of proceeds from the previously-announced claim under the North American Free Trade Agreement (“NAFTA”) seeking monetary relief in respect of the expropriation without compensation by the Government of Quebec of certain oil and gas mining rights held by LPR Canada.  If the requisite conditions are satisfied, and the net proceeds actually received by any of the Applicants from the full and final determination or settlement of that NAFTA claim (after deducting costs, expenses and taxes) are greater than $50 million, then a portion of such net proceeds will be paid to PricewaterhouseCoopers Inc. (the “Monitor”), as Court-appointed monitor of Lone Pine and its subsidiaries, or another distribution agent if the Monitor has been discharged, for pro rata distribution to holders of Existing Common Shares determined as at the earlier of January 31, 2014 and the business day prior to the Plan implementation date.  The distributable portion of net proceeds of the NAFTA claim will be (i) if total net proceeds are between $50 million and $75 million, 25% of the net proceeds amount that is in excess of $50 million, and (ii) if total net proceeds are greater than $75 million, the amount determined in clause (i) plus 50% of the net proceeds amount that is in excess of $75 million.  No amount will be distributable if total net proceeds of the NAFTA claim are less than $50 million, and the Company will continue to have the sole decision making power and control over the NAFTA claim.

The requisite conditions to this potential cash distribution are specified in the Plan. Interested parties are urged to carefully review the Plan Supplement and complete text of the amended and restated Plan for particulars.  There can be no assurance of recovery in respect of the NAFTA claim and, accordingly, of any future distribution to holders of Existing Common Shares as of the relevant date.

As previously announced, the meetings at which affected unsecured creditors will be asked to consider and vote on the Plan have been called for Monday, January 6, 2014.  Shareholders will not vote on the Plan.  A hearing before the Court for the sanction order approving the Plan under the CCAA is currently scheduled to commence on Thursday, January 9, 2014, and a hearing before the United States Bankruptcy Court for the District of Delaware for recognition of the sanction order under Chapter 15 of the U.S. Bankruptcy Code is currently scheduled for Thursday, January 16, 2014.  Based on the foregoing, the Company currently anticipates implementing the Plan and completing its restructuring on or before Friday, January 31, 2014.

Further information regarding the Company’s restructuring proceedings under the CCAA and Chapter 15 of the U.S. Bankruptcy Code, including copies of the Plan Supplement, the amended and restated Plan, the information circular and other materials relating to the creditors’ meetings, and all court orders and previously-filed reports of the Monitor, are available on the Monitor’s website at www.pwc.com/car-lpr.

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The securities to be offered in connection with the restructuring have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The preferred shares will be offered only to accredited investors as such term is defined under Section 501 of Regulation D under the Securities Act.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws.  All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements.  The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our plans to hold creditors’ meetings to consider and vote on the proposed Plan; our plans to apply to the Court for an order under the CCAA sanctioning and approving the Plan and the timing thereof; our plans to implement a restructuring and the timing thereof; our potential recoveries, if any, in respect of the NAFTA claim; a potential distribution to holders of our existing common stock in respect of the NAFTA claim; our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; estimates of future capital expenditures; our future revenues, cash flows and expenses; our plans and expectations with respect to the operation of our business and ability to satisfy our obligations during the restructuring; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and natural gas liquids (NGL) prices; the amount, nature and timing of future capital expenditures, including future development costs; our ability to access the capital markets to fund capital and other expenditures; estimates of our oil and natural gas reserves; estimates of our future oil, natural gas and NGL production, including estimates of any increases or decreases in our production; estimates of our average global market capitalization; our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations; the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and our estimates of additional costs and expenses we may incur.

These risks relating to Lone Pine include, but are not limited to, our ability to complete a restructuring transaction, including associated risks such as (i) our ability to negotiate and execute definitive documentation with respect to the restructuring (including our ability to complete a replacement senior secured credit facility) and obtain Court approval thereof, (ii) the effects of the commencement of the CCAA and Chapter 15 proceedings on us and the interests of various creditors, equity holders and other constituents, (iii) court rulings and the outcomes of the proceedings in general, (iv) the length of time we will operate under the proceedings; (v) risks associated with third party motions in the proceedings, which may interfere with our ability to consummate our restructuring plan, (vi) the potential adverse effects of the proceedings on our liquidity or results of operations, (vii) our ability to execute our business and restructuring plan, (viii) increased legal and other costs related to the proceedings, (ix) our ability to maintain contracts that are critical to our operation and to obtain and maintain normal terms and relationships with our suppliers, other service providers, customers, employees, stockholders and other third parties, and (x) our ability to retain key executives, managers and employees; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures and meet working capital needs and our ability to continue as a going concern during the restructuring; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion and production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the NAFTA claim and potential recoveries therefrom, if any; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC and with Canadian securities regulators, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators. Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information to reflect events or circumstances after the issuance of this news release, except as required by law.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000